Exhibit 99.1

Datalink Announces Pricing of Common Stock Offering

EDEN PRAIRIE, Minn.—(BUSINESS WIRE)—Aug. 9, 2013— Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, announced today the pricing of an underwritten public offering of 3,300,000 shares of its common stock at $11.00 per share. The underwriters have a 30-day option to purchase, at the same price per share as the underwriters paid for the initial shares, an additional 495,000 shares to cover over-allotments, if any. The offering is expected to close on August 14, 2013, subject to customary closing conditions.

Datalink expects to receive net proceeds of $33.8 million, after deducting underwriting discounts and estimated offering expenses, assuming no exercise of the underwriters’ over-allotment option. Datalink intends to use the net proceeds from the offering for potential acquisitions of other businesses or technology that will complement our current business model and growth plans, although we have no present commitments or agreements to do so.  Any amount of the net proceeds of this offering not used for acquisitions will be used for general corporate purposes, including working capital.

Canaccord Genuity Inc. is acting as sole book-running manager for the offering. Craig-Hallum Capital Group LLC and Needham & Company, LLC are acting as co-managers for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or sale will be made only by means of the written prospectus supplement forming part of the effective registration statement for the offering.

Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from the offices of Canaccord Genuity, Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, phone: (617) 371-3900. Alternatively, you may also obtain these documents by visiting EDGAR on the SEC website at www.sec.gov.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

Forward-Looking Information

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Datalink’s expectations regarding the completion of the public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results and the timing of events may vary materially from those expressed or implied by such forward-looking statements due to various important factors, including, without limitation, risks and uncertainties related to Datalink’s business and the satisfaction of the conditions of the closing of the public offering. More detailed information about those factors is set forth in Datalink’s filings with the Securities and Exchange Commission, including Datalink’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Datalink is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For More Information:

Datalink

Greg Barnum

Chief Financial Officer

gbarnum@datalink.com

T: (952) 279-4816